UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2008
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer No.)
of incorporation)

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                 Arrangements of Certain Officers.
On December 10, 2008, Chevron Corporation issued a press release announcing that on December 5, 2008, General James L. Jones resigned from the Board of Directors, effective as of that date, due to his acceptance to serve as National Security Advisor to President-elect Barack Obama.
In addition, Chevron announced that on December 10, 2008, the Board elected Enrique Hernandez, Jr. to the Board and named Mr. Hernandez to the Audit Committee. On that date, the Board approved a grant to Mr. Hernandez of 1,021 Restricted Stock Units, which is a prorated grant of the annual restricted stock unit award granted under the Chevron Non-Employee Directors’ Equity Compensation and Deferral Plan. Mr. Hernandez will also be entitled to receive the annual cash retainer for non-employee Directors, which will be prorated and paid in monthly installments of $9,667.
In addition, Chevron announced that Patricia E. Yarrington has been appointed Vice President and Chief Financial Officer effective January 1, 2009, replacing Stephen J. Crowe, who has elected to retire after 36 years of service. Ms. Yarrington will receive an annual base salary of $700,000 and will continue to be eligible to receive compensation under the Chevron Incentive Plan and the Chevron Long Term Incentive Plan, as well as continue to participate in the other benefit and deferral plans on the same terms available to other employees.
The press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release dated December 10, 2008.

99.2	Press Release dated December 10, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 11, 2008

CHEVRON CORPORATION
By	/S/ CHRISTOPHER A. BUTNER
Christopher A. Butner
Assistant Secretary

EXHIBIT INDEX

99.1	Press release issued December 10, 2008.

99.2	Press release issued December 10, 2008.